UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 28, 2011 (July 29, 2011)

PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Suite 1530,
Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 507-1300

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Pebblebrook Hotel Trust on August 4, 2011 reporting the investment in a joint venture with Denihan Ownership Company, LLC, an affiliate of Denihan Hospitality Group, (i) to file the historical financial statements and pro forma financial information required by Items 9.01(a) and (b) of Form 8-K, (ii) to correctly reflect the value shown for Preferred Capital (as defined below) under Item 1.01 of this Current Report on Form 8-K and (iii) to file the definitive Owner JV Operating Agreement (as defined below).

Item 1.01. Entry into a Material Definitive Agreement.

On July 29, 2011, Pebblebrook Hotel Trust (the “Company”) closed on the previously disclosed investment in a joint venture with Denihan Ownership Company, LLC (“DOC”), an affiliate of Denihan Hospitality Group (“Denihan”).  The joint venture is composed of two entities: DP Fee Holding Co., LLC (“Owner JV”) and DP Lease Holding, LLC (“Lessee JV”).  Owner JV owns six hotels located in Manhattan, New York, as further described below, and is governed by an operating agreement (the “Owner JV Operating Agreement”) between Cardinals Owner LLC (“Cardinal Sub”), a wholly owned subsidiary of the Company and DOC. Lessee JV owns six entities that serve as lessees for each hotel, and is governed by an operating agreement (the “Lessee JV Operating Agreement”) between a subsidiary of the Company’s taxable REIT subsidiary and DOC.  The Company purchased a 49% interest in each entity for an aggregate price of approximately $153.6 million.

Each of the Owner JV Operating Agreement and the Lessee JV Operating Agreement (each, an “Operating Agreement”) provides that all decisions on behalf of the applicable joint venture entity will be made jointly by both members thereto (with certain limited exceptions set forth therein).  Either member may initiate a call for further capital contributions of the members to the extent necessary to preserve, protect or maintain the hotels or the interests of the joint venture entities therein.

Owner JV distributed a portion of the purchase price to DOC and its affiliates, but retained approximately $84.4 million of the cash investment (the “Preferred Capital”).  All or any portion of the Preferred Capital may be loaned to affiliates of Denihan at an interest rate equal to the applicable IRS federal rate for the term of such loan, and any such loan must be guaranteed by DOC and supported by DOC’s pledge of all of its equity in Owner JV and Lessee JV.   The Owner JV Operating Agreement provides that upon the request of DOC from time to time at any time after the later of (a) October 30, 2013 or (b) the date on which the joint venture has refinanced, modified or extended the $596.6 million in existing first mortgage and mezzanine debt on the six hotel properties, Owner JV must distribute to DOC all or any part of the accrued but unpaid Preferred Return (as defined below) and, to the extent not then loaned to a Denihan affiliate, the unreturned Preferred Capital.

The Owner JV Operating Agreement provides that Owner JV will distribute its Operating Cash Flow (as defined therein) as follows:

•	first, to DOC to provide a cumulative, annually compounded return on the unreturned Preferred Capital equal to the applicable IRS federal rate less one-half of one percent (the “Preferred Return”);
•	thereafter, to the members in proportion to their then-current respective percentage interests.

The Owner JV Operating Agreement further provides that Owner JV will distribute its Extraordinary Cash Flow (as defined therein) as follows:

•	first, to DOC to the extent of any accrued and unpaid Preferred Return;
•	second, to DOC to the extent of any unreturned amount of its Preferred Capital (to the extent not loaned to Denihan affiliates);
•	thereafter, to the members in proportion to their then-current respective percentage interests in the Joint Venture.

The Lessee JV Operating Agreement provides that all cash flow will be distributed to its members in proportion to their then-current respective percentage interests in the Lessee JV.

Each Operating Agreement provides that after July 29, 2016, and subject to certain rights specified therein, each member shall have the right to: (a) sell all of its membership interests in the applicable joint venture; (b) cause the applicable joint venture to sell one or more, but fewer than all, of its hotel properties; and (c) cause the applicable joint venture to sell its entire portfolio of hotel properties (a “Portfolio Sale”).  Prior to July 29, 2016, a member may make a Portfolio Sale if the other member has committed and not cured an Event of Default (as defined in each Operating Agreement) and DOC may make a Portfolio Sale if any hotel management agreement with respect to any of the hotels has been terminated other than for “cause” (as defined therein).  In each of these sale cases, each member will have a right of first offer to purchase the other member’s interests or the properties owned by the applicable joint venture, as applicable, to be sold to a third party.

The preceding summary of the Operating Agreements is qualified in its entirety by reference to the terms of each Operating Agreement, copies of which are filed as Exhibits 10.1 and 10.2 filed herewith.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

DP Fee Holding Co., LLC
Independent Auditor’s Report
Consolidated Balance Sheets as of June 30, 2011 (unaudited) and December 31, 2010 and 2009
Consolidated Statements of Member’s Equity (Deficit) for the six months ended June 30, 2011 (unaudited) and the years ended December 31, 2010 and 2009
Consolidated Statements of Operations for the six months ended June 30, 2011 and 2010 (unaudited) and the years ended December 31, 2010 and 2009
Consolidated Statements of Cash Flows for the six months ended June 30, 2011 and 2010 (unaudited) and the years ended December 31, 2010 and 2009
Notes to Consolidated Financial Statements

(b) Pro forma financial information.

Pebblebrook Hotel Trust
Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2011
Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2011
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2010

(d) Exhibits

Exhibit
Number	Exhibit Description

10.1†	Second Amended and Restated Operating Agreement of DP Fee Holding Co., LLC, dated July 29, 2011 (supersedes Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 4, 2011).

10.2	Operating Agreement of DP Lease Holding, LLC, dated July 29, 2011 (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on August 4, 2011).

23.1†	Consent of PKF.

99.1	Press release issued on August 1, 2011 (Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on August 4, 2011).

99.2	Materials about the Manhattan Collection (Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on August 4, 2011).
____________________
†  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

September 28, 2011	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Executive Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1†	Second Amended and Restated Operating Agreement of DP Fee Holding Co., LLC, dated July 29, 2011 (supersedes Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 4, 2011).

10.2	Operating Agreement of DP Lease Holding, LLC, dated July 29, 2011 (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on August 4, 2011).

23.1†	Consent of PKF.

99.1	Press release issued on August 1, 2011 (Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on August 4, 2011).

99.2	Materials about the Manhattan Collection (Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on August 4, 2011).
____________________
†  Filed herewith.

Independent Auditor’s Report

To The Member of
DP Fee Holding Co., LLC

We have audited the consolidated balance sheets DP Fee Holding Co., LLC as of December 31, 2010 and 2009 and the related consolidated statements of member’s equity (deficit), operations and cash flows for each of the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DP Fee Holding Co., LLC at December 31, 2010 and 2009 and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ PKF

New York, New York
September 2, 2011

DP FEE HOLDING CO., LLC

Consolidated Balance Sheets

	June 30	December 31
	2011	2010	2009
	(Unaudited)

Assets

Current assets
Cash and cash equivalents	$7,743,551	$5,152,420	$20,112,774
Cash in escrow (note 3)	35,056,920	46,989,519	8,805,497
Accounts receivable, net of allowance of $7,270 in 2011, $9,814 in 2010, and $31,217 in 2009	4,688,926	6,812,499	7,466,279
Inventory (note 2)	380,408	338,070	227,650
Prepaid expenses	7,965,976	6,279,066	6,344,754
Total current assets	55,835,781	65,571,574	42,956,954

Property and equipment, net (note 2)	410,804,679	399,613,320	407,262,031
Deferred expenses (note 2)	465,364	864,248	-
Derivative asset (note 4)	1,707	94,566	-
Deposits	-	2,311,848	-
Other assets	148,649	113,152	43,034

Total assets	$467,256,180	$468,568,708	$450,262,019

Liabilities and Member’s Equity (Deficit)

Current liabilities
Accounts payable	$5,464,673	$3,625,482	$2,600,450
Taxes payable	1,133,403	1,320,683	1,315,530
Accrued expenses	18,450,518	15,075,808	13,082,548
Security and deposits	2,268,833	1,453,493	2,210,589
Other liabilities	332,073	447,676	398,928
Total current liabilities	27,649,500	21,923,142	19,608,045

Long-term debt (note 3)	598,365,066	600,000,000	600,000,000
Total liabilities	626,014,566	621,923,142	619,608,045

Member’s equity (deficit)
Other comprehensive (loss) (note 4)	(186,264)	(254,521)	-
Member’s equity (deficit) (note 1)	(158,572,122)	(153,099,913)	(169,346,026)
Total member’s equity (deficit)	(158,758,386)	(153,354,434)	(169,346,026)

Total liabilities and member’s equity (deficit)	$467,256,180	$468,568,708	$450,262,019

See notes to consolidated financial statements

DP FEE HOLDING CO., LLC

Consolidated Statements of Member’s Equity (Deficit)

	Six Months Ended June 30	For the Year Ended December 31
	2011	2010	2009
	(Unaudited)

Balance, beginning of period	$(153,099,913)	$(169,346,026)	$(169,480,782)

Contributions	-	22,796,718	4,350,000

Distributions	-	(13,077,868)	(7,350,000)

Net income (loss)	(5,472,209)	6,527,263	3,134,756

Balance, end of period	$(158,572,122)	$(153,099,913)	$(169,346,026)

See notes to consolidated financial statements

DP FEE HOLDING CO., LLC

Consolidated Statements of Operations

	Six Months Ended June 30		For the Year Ended December 31
	2011	2010	2010	2009
	(Unaudited)	(Unaudited)
Revenues
Rooms	$57,435,691	$56,943,946	$131,040,727	$117,254,953
Food and beverage	5,198,068	2,774,554	5,657,932	4,950,659
Telephone	723,413	802,174	1,601,355	1,272,627
Gain on disposals of assets	-	37,071	-	-
Other income	1,922,848	2,026,053	4,215,694	4,229,063
Total revenues	65,280,020	62,583,798	142,515,708	127,707,302

Expenses
Rooms	19,587,268	18,888,489	39,510,891	36,321,667
Food and beverage	5,625,021	2,760,145	6,244,826	5,241,532
Telephone	386,414	404,380	792,715	813,384
Administrative and general	9,259,149	8,687,116	18,383,458	16,874,630
Advertising and marketing	4,470,640	3,707,508	7,633,447	6,682,750
Property operations and maintenance	2,825,480	2,672,205	5,697,081	5,198,596
Utilities	2,579,106	2,200,764	4,871,113	4,476,558
Other expenses	-	-	103,969	112,464
Pre-opening expenses	941,641	-	743,318	808,093
Rent expense	37,475	30,007	68,729	59,341
Real estate taxes	6,011,631	6,092,250	12,451,591	11,361,930
Interest expense (note 3)	11,073,754	11,126,982	22,376,548	19,197,893
Insurance	648,839	630,798	1,272,835	1,303,375
Depreciation and amortization (note 2)	7,305,811	8,372,738	15,577,997	16,120,333
Loss on disposals of assets	-	-	259,927	-
Total expenses	70,752,229	65,573,382	135,988,445	124,572,546

Net income (loss)	$(5,472,209)	$(2,989,584)	$6,527,263	$3,134,756

See notes to consolidated financial statements

DP FEE HOLDING CO., LLC

Consolidated Statements of Cash Flows

	Six Months Ended June 30		For the Year Ended December 31
	2011	2010	2010	2009
	(Unaudited)	(Unaudited)

Cash flows from operating activities
Net income (loss)	$(5,472,209)	$(2,989,584)	$6,527,263	$3,134,756
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities
Depreciation and amortization	7,305,811	8,372,738	15,577,997	16,120,333
Loss on disposals of assets	-	-	259,927	-
Changes in certain other accounts
Cash in escrow	11,932,599	3,766,401	(38,184,022)	(695,110)
Accounts receivable	2,123,573	1,711,323	653,780	2,507,809
Inventory	(42,338)	5,611	(110,420)	10,999
Prepaid expenses	(1,686,910)	(1,083,525)	65,688	(1,058,197)
Deposits	2,311,848	(234,527)	(2,311,848)	-
Other assets	(35,497)	(7,247,612)	(70,118)	47,888
Accounts payable	1,839,191	(415,470)	1,025,032	(440,142)
Taxes payable	(187,280)	(200,625)	5,153	79,665
Accrued expenses	3,374,710	11,580,970	1,993,260	7,057,618
Security and deposits	815,345	(203,419)	(757,096)	907,453
Other liabilities	(115,603)	34,753	48,748	(69,519)
Total adjustments	27,635,449	16,086,618	(21,803,919)	24,468,797
Net cash provided (used) by operating activities	22,163,240	13,097,034	(15,276,656)	27,603,553

Cash flows from investing activities
Capital expenditures	(17,937,175)	(1,423,164)	(7,855,715)	(8,643,543)
Proceeds from disposal of assets	-	-	39,836	-
Net cash (used) by investing activities	(17,937,175)	(1,423,164)	(7,815,879)	(8,643,543)

Cash flows from financing activities
Payment of deferred expenses	-	(172,074)	(1,130,169)	(119,640)
Payments on long-term debt	(1,634,934)	-	-	-
Purchase of interest rate cap	-	-	(456,500)	-
Contributions (distributions) - net	-	-	9,718,850	(3,000,000)
Net cash provided (used) by financing activities	(1,634,934)	(172,074)	8,132,181	(3,119,640)
Net increase (decrease) in cash and cash equivalents	2,591,131	11,501,796	(14,960,354)	15,840,370
Cash and cash equivalents, at beginning of period	5,152,420	20,112,774	20,112,774	4,272,404
Cash and cash equivalents, at end of period	$7,743,551	$31,614,570	$5,152,420	$20,112,774

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$11,073,754	$11,126,982	$22,249,437	$9,865,226

Supplemental disclosure of non-cash flow information
The Company recorded an increase (decrease) in assets related to an interest cap agreement	$68,257	$-	$(254,521)	$72,750

See notes to consolidated financial statements

DP FEE HOLDING CO., LLC

Notes to Consolidated Financial Statements

Note 1 - Organization and basis of presentation

The accompanying consolidated financial statements and notes thereto include the assets and liabilities attributable to the operations of DP Fee Holding Co., LLC (the “Company”).  The Company is comprised of the following wholly-owned entities:

150 East 34th Street Co., LLC (“Affinia Dumont”)
215 East 64th Street Co., LLC (“Affinia Gardens”)
303 Lexington Avenue Co., LLC (“Affinia Shelburne”)
155 East 50th Street Co., LLC (“Affinia 50”)
125 East 50th Street Co., LLC (“The Benjamin”)
371 Seventh Avenue Co., LLC (“Affinia Manhattan”)

The Company was owned by a single member, Denihan Ownership Company, LLC (“DOC”), through July 29, 2011.

The Company prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).  The accompanying consolidated financial statements and notes thereto include the assets and liabilities attributable to the operations of the Company.  In consolidation, all significant intercompany accounts and transactions have been eliminated.

The accompanying unaudited consolidated financial statements of the Company as of June 30, 2011 and for the six month periods ended June 30, 2011 and 2010, have been prepared pursuant to the Securities and Exchange Commission (SEC) rules and regulations.  All amounts included in the financial statements referring to June 30, 2011, and for the six month periods ended June 30, 2011 and 2010, are unaudited.  The accompanying consolidated financial statements reflect, in the opinion of management, all adjustments considered necessary for a fair presentation of the interim financial statements.  All such adjustments are of a normal and recurring nature.

Note 2 - Summary of significant accounting policies

Use of estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Certain estimates used by management are particularly susceptible to changes, such as the useful lives and recoverability of costs of property and equipment.  Management believes that the estimates used are adequate based on the information currently available.

Significant concentrations

Certain amounts of the Company’s cash is on deposit in one bank which exceeds federally insured limits. The Company has not experienced any loss on its deposits.

Approximately 72%, 72% and 71% of the Company’s workforce at June 30, 2011, December 31, 2010 and December 31, 2009, respectively, is covered by collective bargaining agreements which expire on June 30, 2012 and April 20, 2014.

DP FEE HOLDING CO., LLC

Notes to Consolidated Financial Statements (continued)

Fair value of financial instruments

The estimated fair value of the Company’s cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate carrying amounts due to the short-term maturities of these instruments.  The carrying value of the long-term debt approximates fair value since the current interest rate approximates market rates.

Property and equipment

Property and equipment through December 31, 2005 has been recorded at its estimated fair value resulting from a restructuring on January 1, 2006.  Additions subsequent to January 1, 2006 have been recorded at cost.

Depreciation of buildings and improvements and furniture, fixtures and equipment has been computed using the straight-line method over various estimated useful lives as follows:

Buildings and improvements	40 years
Furniture, fixtures and equipment	3 - 7 years

Property and equipment consists of the following:

	June 30	December 31
	2011	2010	2009
	(Unaudited)

Land	$81,182,503	$81,182,503	$81,182,503
Buildings and improvements	355,015,198	347,426,629	343,467,413
Furniture, fixtures and equipment	46,276,288	35,927,685	32,904,940
Total cost	482,473,989	464,536,817	457,554,856
Accumulated depreciation	(71,669,310)	(64,923,497)	(50,292,825)
	$410,804,679	$399,613,320	$407,262,031

Cash and cash equivalents

The Company considers all instruments with an original maturity of three months or less to be cash equivalents.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to aggregate future net cash flows (undiscounted and without interest) expected to be generated by the asset.  If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value.

Inventory

Inventory is valued at the lower of cost (first-in, first-out) or market.

Deferred expenses

Expenditures incurred in connection with obtaining long-term debt are being amortized using the straight-line basis over the term of the related debt.

DP FEE HOLDING CO., LLC

Notes to Consolidated Financial Statements (continued)

Accounting for derivative instruments and hedging activities

The Company applies the provisions of Accounting Standards Codification (ASC) 815-10.

ASC 815-10 requires that all derivative instruments be recorded on the balance sheet at fair value.  Changes in fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether the derivative is designated as part of a hedge transaction and, if it is, depending on the type of hedge transaction.

For cash-flow hedge transactions in which the Company hedges the variability of cash flows related to a variable-rate asset, liability or a forecasted transaction, changes in fair value of the derivative instrument are reported in other comprehensive income (loss).  The gains and losses on the derivative instrument that are reported in other comprehensive income (loss) are reclassified to earnings in the periods in which earnings are impacted by the variability of cash flows of the hedged item.

Income taxes

The Company is a limited liability company which is not recognized as a taxable entity for Federal or State tax purposes.  As such, no provision has been made for income taxes, since such taxes, if any, are the responsibility of the ultimate members of the Company.

Subsequent events

The Company has evaluated significant events subsequent to the balance sheet date through the date the financial statements were issued and has determined that there were no subsequent events or transactions which would require recognition or disclosure in the consolidated financial statements, except that the Company admitted a new 49% member on July 29, 2011.

Note 3 - Long term debt

On July 9, 2007 the six hotels owned by the individual entities were financed with $600 million in debt obligations ($280 million in the form of mortgage debt and $320 million in mezzanine loans.)  The mezzanine portion of the financing is secured by the Company’s ownership interest in the properties and is reflected in the total long-term debt of the six hotels.

All loans had an original maturity date of August 1, 2009 and were extended per agreement dated August 16, 2010 and effective as of August 1, 2009 until February 1, 2012 with a one-year extension option.

Under the terms of the agreement the Company is required to fund the following escrows:

Taxes
Insurance
Mortgage debt service
Administrative fees
Operating expenses
Furniture, fixtures and equipment
Mezzanine debt service
Debt service
Seasonality
Renovations
Excess cash flow

DP FEE HOLDING CO., LLC

Notes to Consolidated Financial Statements (continued)

In connection with the loan extension in 2010, certain modifications were made to the loan agreement, as follows:

The member was required to make an equity contribution of $10 million to fund planned renovations.

The agent and lenders waived any and all potential defaults.

Any excess cash flows of the respective individual entities, as defined, is allocated to a reduction in the mortgage principal.

Annual interest effective August 1, 2009:

Mortgage loan ($280 million) - LIBOR plus 2.75%.
Mezzanine A loan ($105 million) - LIBOR plus 3% with 2.75% payable currently and .25% accrued.
Mezzanine B, C and D loans ($215 million) - LIBOR plus 3.25% with 2% currently payable and 1.25% accrued.
Borrower must purchase an interest rate cap agreement acceptable to the lender  (see note 4).

Borrower purchased an interest rate cap agreement acceptable to the lender (see note 4).

All cash receipts are to be deposited into a lockbox and such receipts shall be disbursed in accordance with the agreement.

The specified guarantors guarantee the completion of specified renovation projects.

The loans are non-recourse to the borrower with the exception of certain limited obligations of the borrower arising out of or in connection with certain events or acts among which is fraud or material misrepresentation.  Further, the loans will become recourse to the guarantors if certain events occur, amongst which is the mezzanine borrower or any individual borrower filing a voluntary bankruptcy petition.

Note 4 - Derivative asset and other comprehensive income

The Company had entered into an interest rate cap agreement with the intent to manage interest rate exposure.  The agreement had an aggregate notional amount of $600,000,000 and expired on August 1, 2009.  This agreement effectively fixed the LIBOR linked debt at a maximum rate of 6.50%.  The interest rate differentials under such agreement were entered into to minimize the risks associated with financing activities.  The Company was exposed to credit risk in the event of non-performance by these counterparties; however, the company considered non-performance to be remote.

Effective August 1, 2010, the Company entered into an interest rate cap agreement with the intent to manage interest rate exposure.  The agreement has an aggregate notional amount of $600,000,000 and expires on February 1, 2012.  This agreement fixed the LIBOR linked debt at a maximum rate of 2%.  The interest rate differentials under such agreements were entered into to minimize the risks associated with financing activities.  The Company is exposed to credit risk in the event of non-performance by these counterparties; however, the Company considers non-performance to be remote.

DP FEE HOLDING CO., LLC

Notes to Consolidated Financial Statements (continued)

Applying the provisions of ASC 815-10, the Company recognized a derivative asset of $1,707, $94,566 and $-0- as of June 30, 2011, December 31, 2010 and 2009, respectively, which represents the difference between the carrying value and fair market value of the interest rate cap.  Such change has been recorded through member’s equity, as comprehensive income (loss).

	Six Months Ended June 30		December 31
	2011	2010	2010	2009
	(Unaudited)	(Unaudited)

Comprehensive income (loss) consists of:
Net income (loss)	$(5,472,209)	$(2,989,584)	$6,527,263	$3,134,756
Change in fair value of derivative asset	68,357	-	(254,521)	72,750
Comprehensive income (loss)	$(5,403,852)	$(2,989,584)	$6,272,742	$3,207,506

The Company follows Financial Accounting Standards Board (FASB) guidance on Fair Value Measurements which defines fair value and establishes a fair value hierarchy organized into three levels based upon the input assumptions used in pricing assets.  Level 1 inputs have the highest reliability and are related to assets with unadjusted quoted prices in active markets.  Level 2 inputs relate to assets with other than quoted prices in active markets which may include quoted prices for similar assets or liabilities or other inputs which can be corroborated by observable market data.  Level 3 inputs are unobservable inputs and are used to the extent that observable inputs do not exist.

The following table summarizes the valuation of the Company’s financial assets by the above fair value hierarchy levels:

	June 30, 2011
	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

Derivative asset	$-	$1,707	$-	$1,707

	December 31, 2010
	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

Derivative asset	$-	$94,566	$-	$94,566

The Company had no derivative assets in 2009.

DP FEE HOLDING CO., LLC

Notes to Consolidated Financial Statements (continued)

Note 5 - Employee retirement plan

The Company makes contributions, along with many other employers to union-sponsored multiemployer pension plans based on the number of hours worked by employees covered under union contracts.  The Multiemployer Pension Plan Amendments Act of 1980 imposes certain liabilities upon employers associated with multiemployer plans who withdraw from such a plan or upon termination of said plan.  The Company has not undertaken to terminate, withdraw or partially withdraw from the plan.  The Company has not received information from the plan's administrators to determine its share of unfunded vested benefits, if any.  Amounts charged to operations for contributions to the multiemployer plans for 2010 and 2009 amounted to $1,616,361 and $1,521,519, respectively.  Amounts charged to operations for contributions to the multiemployer plans for the six month period ended June 30, 2011 and June 30, 2010 amounted to $839,627 and $803,756, respectively.

The Company participates in a defined contribution 401(k) plan maintained by a related party for the benefit of its non-union employees.  Contributions to the plan by the Company are made at the sole discretion of the member.  Participants may also make contributions to the plan.  No amounts were contributed by the Company for the years ended December 31, 2010 and 2009 and for the six month periods ended June 30, 2011 and June 30, 2010.

Note 6 - Operating leases

The Company, as lessor under various operating leases, will receive rents over the remaining six months of 2011 and  annually over the remaining terms of the leases as follows:

2011	$1,469,844
2012	2,373,610
2013	2,353,014
2014	2,134,260
2015	2,176,484
Thereafter	2,549,948
$13,057,160

Certain leases contain provisions for additional rents and renewal options.

Note 7 - Related party transactions

The Company is charged by a related party for laundry and other expenses consisting of accounting, advertising, executive office, human resources, management information, reservation and sales, security and technical services.  Amounts charged to operations for laundry and other services amounted to $22,071,699 and $21,500,704 for the years ended December 31, 2010 and 2009, respectively.  Amounts charged to operations for laundry and other services for the six month periods ended June 30, 2011 and 2010 amounted to $8,895,527 and $9,695,303, respectively.  The Company uses a purchasing company, which is related through common ownership.  The purchasing company provides goods to the Company at cost.

Amounts due from (to) related parties were included in the following balance sheet accounts:

	June 30	December 31
	2011	2010	2009
	(Unaudited)

Accounts receivable	$-	$1,800	$-
Accounts payable	$(2,111,743)	$(2,416,917)	$(1,571,734)

Amounts due to related parties are noninterest-bearing and have no specified date of repayment.

DP FEE HOLDING CO., LLC

Notes to Consolidated Financial Statements (continued)

Note 8 - Litigation

Lawsuits which arose in the normal course of business are pending against the Company.  In the opinion of management the eventual disposition of these legal actions, based upon available insurance coverage and the assessment of the merits of such actions by counsel, will not have a material adverse effect on the financial position of the Company.

Note 9 - Commitments

During 2010, the Company entered into various contracts with contractors and other vendors to renovate the Benjamin and Affinia Manhattan hotels.  At December 31, 2010 the Company had commitments of $24,648,000 of which $9,645,000 had been incurred as of December 31, 2010 and is included in property and equipment in the accompanying consolidated financial statements.

* * *

UNAUDITED PRO FORMA FINANCIAL INFORMATION OF PEBBLEBROOK HOTEL TRUST

Pebblebrook Hotel Trust (the “Company”) completed its initial public offering and concurrent private placement of common shares of beneficial interest on December 14, 2009. The Company raised $379.6 million, net of underwriting discounts and offering costs. On July 28, 2010, the Company completed a follow-on offering of 19,550,000 common shares, including the underwriters’ overallotment of 2,550,000 common shares, at an offering price of $17.00 per share. The net proceeds to the Company, after underwriters’ discounts and offering costs, were $318.3 million.  On March 11, 2011, the Company completed an offering of 5,000,000 7.875% Series A Cumulative Redeemable Preferred Shares at an offering price of $25.00 per share.  The net proceeds to the Company, after underwriters’ discounts and offering costs, were $121.1 million.  On April 6, 2011, the Company completed a follow-on offering of 10,925,000 common shares, including the underwriters’ overallotment of 1,425,000 common shares, at an offering price of $21.60 per share. The net proceeds to the Company, after underwriters’ discounts and offering costs, were $226.5 million.  On July 14, 2011, the Company completed an offering of 600,000 7.875% Series A Cumulative Redeemable Preferred Shares at an offering price of $25.25 per share, for net proceeds of approximately $15.1 million.

On July 29, 2011, the Company, through a subsidiary, completed its 49% equity investment in a joint venture (the “Joint Venture”) for $153.6 million with affiliates of Denihan Hospitality Group (“Denihan”).  The Joint Venture owns six upper upscale hotels – Affinia Manhattan, Affinia Shelburne, Affinia Dumont, Affinia 50, Affinia Gardens and The Benjamin – comprising 1,640 guestrooms (expected to increase to 1,730 guestrooms upon completion of a renovation at the Affinia Manhattan).  The Company funded this investment with $111.6 million in available cash and $42.0 million from borrowings under its credit facility.  Affiliates of Denihan will continue to own the remaining 51% interest in the Joint Venture.  The Company accounts for this investment using the equity method.

The unaudited pro forma consolidated balance sheet as of June 30, 2011 includes the pro forma financial information as if the 49% equity investment in the Joint Venture, which was completed on July 29, 2011, had been completed on June 30, 2011.

The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2011 includes the pro forma financial information as if the following acquisitions had been completed on January 1, 2010:

•	Argonaut Hotel San Francisco, which was acquired on February 16, 2011;
•	The Westin Gaslamp Quarter, San Diego, which was acquired on April 6, 2011;
•	Viceroy Miami, which was acquired on May 26, 2011;
•	W Boston, which was acquired on June 8, 2011; and
•	The 49% equity investment in the Joint Venture, which was completed on July 29, 2011.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2010 includes the pro forma financial information as if the following acquisitions had been completed on January 1, 2010:

•
DoubleTree by Hilton Bethesda-Washington DC Hotel, Sir Francis Drake Hotel, InterContinental Buckhead Hotel, Hotel Monaco Washington DC, Skamania Lodge, Sheraton Delfina Santa Monica Hotel, Sofitel Philadelphia Hotel, which were each acquired during 2010;

•	Argonaut Hotel San Francisco, which was acquired on February 16, 2011;
•	The Westin Gaslamp Quarter, San Diego, which was acquired on April 6, 2011;
•	Viceroy Miami, which was acquired on May 26, 2011;
•	W Boston, which was acquired on June 8, 2011; and
•	The 49% equity investment in the Joint Venture, which was completed on July 29, 2011.

The unaudited pro forma financial information is provided for significant acquisitions. The Grand Hotel Minneapolis (acquired on September 30, 2010), Hotel Monaco Seattle (acquired on April 7, 2011) and Mondrian Los Angeles (acquired on May 3, 2011) were not significant acquisitions, therefore they are not included in the pro forma financial information.

The unaudited pro forma financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been assuming such transactions had been completed at the beginning of the periods presented, nor is it indicative of the results of operations for future periods.  The unaudited pro forma financial information reflects the preliminary application of purchase accounting to the acquisition of the 49% equity interest in the Joint Venture. The preliminary purchase accounting may be adjusted if any of the assumptions underlying the purchase accounting change. In management’s opinion, all adjustments necessary to reflect the effects of the significant acquisitions described above have been made. This unaudited pro forma financial information should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Pebblebrook Hotel Trust
Unaudited Pro Forma Consolidated Balance Sheet
As of June 30, 2011
(in thousands, except share and per-share data)

	Historical Pebblebrook Hotel Trust	Acquisition of equity interest in Joint Venture (1)	Pro Forma Pebblebrook Hotel Trust
ASSETS
Investment in hotel properties, net	$1,120,085	$-	$1,120,085
Ground lease asset	10,612	-	10,612
Investment in joint venture	-	153,600	153,600
Cash and cash equivalents	139,999	(101,600)	38,399
Restricted cash	6,729	-	6,729
Accounts receivable, net	13,752	-	13,752
Deferred financing costs, net	4,042	-	4,042
Prepaid expenses and other assets	24,734	(10,000)	14,734
Total assets	$1,319,953	$42,000	$1,361,953

LIABILITIES AND STOCKHOLDERS' EQUITY
Senior credit facility	$-	$42,000	$42,000
Mortgage debt	252,114	-	252,114
Accounts payable and accrued expenses	30,325	-	30,325
Advance deposits	4,667	-	4,667
Accrued interest	785	-	785
Distribution payable	8,297	-	8,297
Total liabilities	296,188	42,000	338,188
Commitments and contingencies
Shareholders' equity:
Preferred shares of beneficial interest, stated at liquidation preference $25 per share, $0.01 par value; 100,000,000 shares authorized; 5,000,000 shares issued and outstanding	125,000	-	125,000
Common shares of beneficial interest, $0.01 par value; 500,000,000 shares authorized, 50,771,380 issued and outstanding	508	-	508
Additional paid-in capital	920,297	-	920,297
Accumulated deficit and distributions	(24,320)	-	(24,320)
Total shareholders' equity	1,021,485	-	1,021,485
Non-controlling interest	2,280	-	2,280
Total equity	1,023,765	-	1,023,765
Total liabilities and equity	$1,319,953	$42,000	$1,361,953

Footnotes:

(1)
Reflects the acquisition of the 49% equity interest in the Joint Venture for $153.6 million, which was funded with $101.6 million ofavailable cash, $10.0 million deposit held in escrow and $42.0 million from borrowings from the Company's $200 million senior unsecured credit facility.

Pebblebrook Hotel Trust
Unaudited Pro Forma Income Statement
For the six months ended June 30, 2011
(in thousands, except share and per-share data)

	Historical Pebblebrook Hotel Trust	Acquisition of Argonaut Hotel San Francisco (1)	Acquisition of The Westin Gaslamp Quarter, San Diego (2)	Acquisition of Viceroy Miami (3)	Acquisition of W Boston (4)	Acquisition of equity interest in Joint Venture (5)	Pro Forma Adjustments		Pro Forma Pebblebrook Hotel Trust
REVENUE
Room	$71,160	$976	$4,010	$4,186	$6,707	-	$-		$87,039
Food and beverage	37,953	330	2,268	3,485	3,558	-	-		47,594
Other operating department	6,662	78	395	730	1,422	-	-		9,287
Total revenues	115,775	1,384	6,673	8,401	11,687	-	-		143,920

EXPENSES
Hotel operating expenses:
Room	19,507	347	1,129	1,302	1,679	-	-		23,964
Food and beverage	26,687	270	1,477	2,740	3,386	-	-		34,560
Other direct expenses	3,083	37	167	121	1,269	-	-		4,677
Other indirect expenses	32,936	405	1,666	3,385	3,562	-	(17	)(6)	41,937
Total hotel operating expenses	82,213	1,059	4,439	7,548	9,896	-	(17)		105,138

Depreciation and amortization	12,389	-	-	-	-	-	3,162	(7)	15,551
Real estate taxes, personal property taxes & insurance	5,081	92	326	357	666	-	-		6,522
Impairment of hotel properties	-	-	-	384	-	-	(384	)(8)	-
Ground rent	761	108	-	-	-	-	-		869
General and administrative	4,726	-	-	-	-	-	-		4,726
Acquisition transaction costs	3,441	-	-	-	-	-	(3,441	)(9)	-
Total operating expenses	108,611	1,259	4,765	8,289	10,562	-	(680)		132,806

Operating income (loss)	7,164	125	1,908	112	1,125	-	680		11,114
Interest income	766	-	-	-	-	-	(766	)(10)	-
Interest expense	(6,302)	(208)	-	-	-	-	(998	)(11)	(7,508)
Other income	47	-	-	-	-	-	-		47
Equity in earnings (losses) of joint venture	-	-	-	-	-	(2,681)	(845	)(12)	(3,526)
Income (loss) before income taxes	1,675	(83)	1,908	112	1,125	(2,681)	(1,929)		127
Income tax benefit (expense)	(420)	-	-	-	-	-	(481	)(13)	(901)
Net income (loss)	1,255	(83)	1,908	112	1,125	(2,681)	(2,410)		(774)
Net income (loss) atrtibutable to non-controlling interests	85	-	-	-	-	-	-		85
Net income (loss) atrtibutable to the Company	1,170	(83)	1,908	112	1,125	(2,681)	(2,410)		(859)
Distribution to preferred shareholders	(3,008)	-	-	-	-	-	-		(3,008)
Net income (loss) to common shareholders	$(1,838)	$(83)	$1,908	$112	$1,125	$(2,681)	$(2,410)		$(3,867)

Income (loss) income per common share - basic and diluted	$(0.05)								$(0.08)

Weighted average number of common shares - basic and diluted	45,026,715						(14)		50,193,672

Footnotes:

(1)
Reflects the historical unaudited statement of operations of the Argonaut Hotel from the beginning of the period presented through the date of acquisition.  The results for the period from the date of acquisition to the end of the period presented are included in the Historical Pebblebrook Hotel Trust column of this table.

(2)
Reflects the historical unaudited statement of operations of The Westin Gaslamp Quarter, San Diego from the beginning of the period presented through the date of acquistion. The results for the period from the date of acquisition to the end of the period presented are included in the Historical Pebblebrook Hotel Trust column of this table.

(3)
Reflects the historical unaudited statement of operations of the Viceroy Miami from the beginning of the period presented through the date of acquisition.  The results for the period from the date of acquisition to the end of the period presented are included in the Historical Pebblebrook Hotel Trust column of this table.

(4)
Reflects the historical unaudited statement of operations of the W Boston from the beginning of the period presented through the date of acquisition.  The results for the period from the date of acquisition to the end of the period presented are included in the Historical Pebblebrook Hotel Trust column of this table.

(5)	Reflects the Company's pro-rata share of the Joint Venture's net income (loss).

(6)
Reflects adjustment to record management fee for The Westin Gaslamp Quarter, San Diego as no such fee is included in the historical amount presented because this hotel was previously self managed.  Also included is the amortization of key money received for the Viceroy Miami.

(7)
Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and the Company's accounting policy for depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.

(8)	Reflects removal of an impairment charge recognized in the 2011 historical financial statements to reduce the carrying value of the hotel asset to its estimated fair value.

(9)	Reflects removal of acquisition transaction costs as these are non-recurring charges directly related to the hotel property acquisitions.

(10)	Reflects removal of historical interest income associated with a reduction in cash invested in interest bearing accounts in conjunction with the hotel property acquisitions.

(11)	Reflects adjustment to include interest expense associated with the draw down on the credit facility to fund a portion of the investment in the Joint Venture.

(12)
Reflects adjustment to depreciation expense based on the Company’s cost basis in the hotel properties of the Joint Venture and the Company's accounting policy for depreciation.  This is presented as an adjustment to equity in earnings (loss) of joint venture.

(13)
Reflects adjustment to record pro forma income taxes related to the Company’s taxable REIT subsidiary subsequent to the hotel acquisitions and investment in the Joint Venture. The pro forma income tax was calculated using the Company's taxable REIT subsidiary's estimated effective tax rate of 40%.

(14)	Reflects number of common shares issued and outstanding as if the Company's follow-on common share offerings had occurred on January 1, 2010.

Pebblebrook Hotel Trust
Unaudited Pro Forma Income Statement
For the twelve months ended December 31, 2010
(in thousands, except share and per-share data)

	Historical Pebblebrook Hotel Trust	2010 Hotel Acquisitions(1)	Acquisition of Argonaut Hotel San Francisco (2)	Acquisition of The Westin Gaslamp Quarter, San Diego (3)	Acquisition of Viceroy Miami (4)	Acquisition of W Boston (5)	Acquisition of equity interest in Joint Venture (6)	Pro Forma Adjustments		Pro Forma Pebblebrook Hotel Trust
REVENUE
Room	$32,804	$64,522	$14,777	$18,509	$7,556	$15,719	$-	$-		$153,887
Food and beverage	21,984	36,216	4,849	7,134	6,765	9,636	-	-		86,584
Other operating department	2,973	7,159	918	2,033	511	2,002	-	-		15,596
Total revenues	57,761	107,897	20,544	27,676	14,832	27,357	-	-		256,067

EXPENSES
Hotel operating expenses:
Room	9,718	18,164	4,296	4,461	2,884	3,972	-	30	(7)	43,525
Food and beverage	15,113	26,441	3,370	5,037	6,225	8,437	-	-		64,623
Other direct expenses	1,288	4,158	408	832	294	1,735	-	-		8,715
Other indirect expenses	16,724	30,535	4,820	6,828	5,605	8,071	-	830	(7)	73,413
Total hotel operating expenses	42,843	79,298	12,894	17,158	15,008	22,215	-	860		190,276

Depreciation and amortization	5,776	2,479	1,124	3,644	1,326	3,986	-	9,501	(8)	27,836
Real estate taxes, personal property taxes & insurance	2,220	4,265	1,115	1,262	517	983	-	-		10,362
Impairment of hotel properties	-	-	-	-	-	30,730	-	(30,730	) (9)	-
Ground rent	124	212	1,393	-	-	-	-	220	(10)	1,949
General and administrative	8,319	-	-	-	-	-	-	-		8,319
Acquisition transaction costs	6,581	-	-	-	-	-	-	(6,581	) (11)	-
Total operating expenses	65,863	86,254	16,526	22,064	16,851	57,914	-	(26,730)		238,742

Operating income (loss)	(8,102)	21,643	4,018	5,612	(2,019)	(30,557)	-	26,730		17,325
Interest income	3,020	-	-	-	-	-	-	(3,020	) (12)	-
Interest expense	(1,640)	(2,235)	(2,449)	-	-	-	-	(1,956	) (13)	(8,280)
Equity in earnings (losses) of joint venture	-	-	-	-	-	-	3,198	(1,217	) (14)	1,981
Income (loss) before income taxes	(6,722)	19,408	1,569	5,612	(2,019)	(30,557)	3,198	20,537		11,026
Income tax benefit (expense)	80	-	-	-	-	-	-	(2,145	) (15)	(2,065)
Net income (loss)	$(6,642)	$19,408	$1,569	$5,612	$(2,019)	$(30,557)	$3,198	$18,392		$8,961

(Loss) income per common share, basic and diluted	$(0.23)									$0.20

Weighted average number of common shares, basic and diluted	28,669,851							(16)		45,026,715

Footnotes:

(1)
Reflects the historical unaudited statement of operations of the seven significant hotels acquired in 2010 for the period prior to their acquisitions.  The results for the period from the date of acquisition to the end of the period presented are included in the Historical Pebblebrook Hotel Trust column of this table.

(2)	Reflects the historical unaudited statement of operations of the Argonaut Hotel San Francisco for the year ended December 31, 2010.

(3)	Reflects the historical audited statement of operations of The Westin Gaslamp Quarter, San Diego for the year ended December 31, 2010.

(4)	Reflects the historical audited statement of operations of Viceroy Miami for the year ended December 31, 2010.

(5)	Reflects the historical audited statement of operations of W Boston for the year ended December 31, 2010.

(6)	Reflects the Company's pro-rata share of the Joint Venture's net income (loss).

(7)
Reflects adjustment to record management fee and related costs for the InterContinental Buckhead Hotel and The Westin Gaslamp Quarter, San Diego as no such fees or costs are included in the historical amounts presented because these hotels were previously self-managed.  Also included is the amortization of key money received for Viceroy Miami.

(8)
Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and the Company's accounting policy for depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.

(9)	Reflects removal of an impairment charge recognized in the 2010 historical financial statements to reduce the carrying value of the hotel asset to its estimated fair value.

(10)	Reflects adjustment to amortize the ground lease intangible asset associated with the Hotel Monaco Washington DC.

(11)	Reflects removal of acquisition transaction costs as these are non-recurring charges directly related to the hotel property acquisitions.

(12)	Reflects removal of historical interest income associated with a reduction in cash invested in interest bearing accounts in conjunction with the hotel property acquisitions.

(13)
Reflects removal of historical interest expense associated with debt which was not assumed in conjunction with the acquisition of the Sir Francis Drake Hotel, adjustment to include interest expense for the Sofitel Philadelphia Hotel where we assumed the debt, and to include interest expense associated with the draw down on the credit facility to fund a portion of the investment in the Joint Venture.

(14)
Reflects adjustment to depreciation expense based on the Company’s cost basis in the hotel properties of the Joint Venture and the Company's accounting policy for depreciation.  This is presented as an adjustment to equity in earnings (loss) of joint venture.

(15)
Reflects adjustment to record pro forma income taxes related to the Company’s taxable REIT subsidiary subsequent to the hotel acquisitions and investment in the Joint Venture. The pro forma income tax was calculated using the Company's taxable REIT subsidiary's estimated effective tax rate of 40%.

(16)	Reflects number of common shares issued and outstanding as if the Company's follow-on common share offerings had occurred on January 1, 2010.